SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)                 May 31, 1996
                                                 ----------------------------



                              3-D GEOPHYSICAL, INC.
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             (Exact name of registrant as specified in its charter)


        Delaware                   33-99240                 13-3841601
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(State or Other Jurisdiction    (Commission               (IRS Employer
 of Incorporation)               File Number)              Identification No.)



7076 South Alton Way, Building H,  Englewood, Colorado             80112
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (303) 741-3700
                                                   -----------------------------


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         (Former name or former address, if changed since last report.)



                       The Exhibit Index appears on Page 5






                                Page 1 of pages.

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ITEM 5.  OTHER EVENTS.

                  On May 31, 1996, the Registrant acquired from the manufacturer thereof, Input/Output, Inc. (Input/Output"), seismic data acquisition equipment (the "Equipment") for an aggregate of approximately $8,500,000 in cash and refinanced certain conditional sales agreements with Input/Output for an additional $4,500,000 of equipment. The Equipment will be used in the ordinary course of the Registrant's business.

                  A portion of the purchase price for the Equipment and the funds for the refinancing were paid from the proceeds of a $15 million term loan (the "Term Loan") from First Interstate Bank of Texas, N.A. (the "Bank") pursuant to a Loan Agreement between the Registrant and the Bank, dated as of May 29, 1996 (the "Loan Agreement"). The Registrant plans to utilize the remaining $3 million under the Term Loan to fund future capital expenditures. The Term Loan is payable, with certain limited exceptions, in equal monthly installments through July 31, 1999. The Term Loan bears interest at an annual rate equal to the prime rate plus 1% and is secured by a lien on the Registrant's accounts, accounts receivable, equipment, machinery, fixtures, inventory, goods, chattel paper, documents, instruments, investment property, general intangibles, and other personal property, whether then owned or thereafter acquired, and all products and proceeds thereof, and by guarantees by each of the Registrant's subsidiaries. The Loan Agreement also provides for a $3 million revolving credit loan (the "Revolving Credit Loan") which may be drawn down from time to time through May 29, 1997 in an amount of up to 70% of the Registrant's "Eligible Accounts" (as defined in the Loan Agreement). The rate of interest and the security for the Revolving Credit Loan are the same as those described above for the Term Loan. In addition to certain customary affirmative covenants, the Loan Agreement contains restrictions on the Registrant with respect to (i) incurring Debt (as defined), incurring or permitting to exist Liens (as defined) on its property assets or revenues, (iii) declaring or paying any dividends or other distributions on its capital stock (or acquiring any of its capital stock), (iv) issuing capital stock, (v) entering into transactions with affiliates, (vi) disposing of assets, and (vii) with respect to certain other matters, and contains certain financial covenants. The foregoing summary of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement and other agreements relating thereto, copies of which are attached as exhibits to this Current Report on Form 8-K.




                                Page 2 of pages.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (c)      Exhibits.

                  10.1 Loan Agreement between 3-D Geophysical, Inc. and First Interstate Bank of Texas, N.A., dated as of May 29, 1996.

                  10.2     Security Agreement between 3-D Geophysical, Inc.
                           and First Interstate Bank of Texas, N.A., dated as of May 29, 1996.

                  10.3     Security  Agreement  between Northern  Geophysical of
                           America, Inc. and First Interstate Bank of Texas, N.A., dated as of May 29, 1996.

                  10.4 Security Agreement between Paragon Geophysical, Inc. and First Interstate Bank of Texas, N.A., dated as of May 29, 1996.

                  10.5 Security Agreement between Geoevaluaciones S.A. de C.V. and First Interstate Bank of Texas, N.A., dated as of May 29, 1996.

                  10.6     Guaranty   Agreement  by  Northern   Geophysical   of
                           America, Inc. in favor of First Interstate Bank of Texas, N.A., dated as of May 29, 1996.

                  10.7 Guaranty Agreement by Paragon Geophysical ,Inc. in favor of First Interstate Bank of Texas, N.A., dated as of May 29, 1996.

                  10.8 Guaranty Agreement by Geoevaluaciones S.A. de C.V. in favor of First Interstate Bank of Texas, N.A., dated as of May 29, 1996.







                                Page 3 of pages.

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                                   SIGNATURES


                  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                                        3-D GEOPHYSICAL, INC.

                                        BY:/S/ JOHN D. WHITE, JR.
                                           Name:  John D. White, Jr.
                                           Title: Executive Vice President



Date:  June ___, 1996






                                Page 4 of pages.

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                                  EXHIBIT INDEX

Exhibit                                                          Page


10.1     Loan Agreement  between 3-D  Geophysical,  Inc. and
         First  Interstate Bank of Texas,  N.A., dated as of
         May 29, 1996.

10.2     Security  Agreement  between 3-D Geophysical,  Inc.
         and First Interstate Bank of Texas, N.A., dated as of May 29, 1996.

10.3     Security Agreement between Northern  Geophysical of
         America,  Inc. and First  Interstate Bank of Texas,
         N.A., dated as of May 29, 1996.

10.4     Security  Agreement  between  Paragon  Geophysical,
         Inc. and First Interstate Bank of Texas, N.A., dated as of May 29, 1996.

10.5     Security Agreement between  Geoevaluaciones S.A. de
         C.V. and First Interstate Bank of Texas, N.A., dated as of May 29, 1996.

10.6     Guaranty  Agreement  by  Northern   Geophysical  of
         America,Inc. in favor of First Interstate Bank of Texas, N.A., dated as of May 29, 1996.

10.7 Guaranty Agreement by Paragon Geophysical ,Inc. in favor of First Interstate Bank of Texas, N.A., dated as of May 29, 1996.

10.8     Guaranty Agreement by Geoevaluaciones  S.A. de C.V.
         in favor of First Interstate Bank of Texas, N.A., dated as of May 29, 1996.



                      Page 5 of pages.